Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

This FOURTH AMENDMENT, dated as of October 5, 2006 (this “Fourth Amendment”), amends that certain AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 31, 2004 (as amended, modified or supplemented from time to time, the “Credit Agreement”), by and among (i) REAL MEX RESTAURANTS, INC., formerly known as Acapulco Acquisition Corp., a Delaware corporation (“Real Mex”), (ii) ACAPULCO RESTAURANTS, INC., a Delaware corporation and successor by merger to Acapulco Restaurants of Encinitas, Inc. (“ARI”), (iii) EL TORITO FRANCHISING COMPANY, a Delaware corporation (“ETFI”), (iv) EL TORITO RESTAURANTS, INC., a Delaware corporation (“ETRI”), (v) TARV, INC., a California corporation (“TARV”), (vi) ACAPULCO RESTAURANT OF VENTURA, INC., a California corporation (“ARV”), (vii) ACAPULCO RESTAURANT OF WESTWOOD, INC., a California corporation (“ARW”), (viii) ACAPULCO MARK CORP., a Delaware corporation (“AMC”), (ix) MURRAY PACIFIC, a California corporation (“MP”), (x) ALA DESIGN, INC., a California corporation (“ALAD”), (xi) REAL MEX FOODS, INC., formerly known as ALA Foods, Inc., a California corporation (“RMF”), (xii) ACAPULCO RESTAURANT OF DOWNEY, INC., a California corporation (“ARD”), (xiiii) ACAPULCO RESTAURANT OF MORENO VALLEY, INC., a California corporation (“AMV”), (xiv) EL PASO CANTINA, INC., a California corporation (“EPC”, each of Real Mex, ARI, ETFI, ETRI, AEI, TARV, ARV, ARW, AMC, MP, ALAD, RMF, ARD, AMV, and EPC, a “Borrower” and, together, the “Original Borrowers”), (xv) CKR ACQUISITION CORP., a Delaware corporation (“CKR”), and (xvi) CHEVYS RESTAURANTS, LLC, a Delaware limited liability company (“Chevys”, each of CKR and Chevys, an “Additional Borrower” and, together with the Original Borrowers, the “Borrowers”), (xvii) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (the “Lenders”), and (xviii) BANK OF MONTREAL (“BMO”), as the administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Agent”).

WHEREAS, pursuant to the Amendment Agreement, dated as of September 3, 2004 (the “First Amendment”), by and among the Original Borrowers, the Lenders, Fleet National Bank (together with Bank of America, N.A., as successor by merger to Fleet National Bank, the “Prior Agent”) and Bank of America, N.A. (as predecessor in interest to BMO, as administrative agent, “BofA”), certain terms of the Credit Agreement were amended pursuant to the terms and conditions set forth in the First Amendment;

WHEREAS, pursuant to the Joinder Agreement, dated as of November 17, 2004 (the “CKR Joinder”), by and between CKR and the Prior Agent, CKR joined the Credit Agreement and the Loan Documents and agreed to become a Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents applicable to it as a Borrower;

WHEREAS, pursuant to the Joinder Agreement, dated as of December 20, 2004 (the “Chevys Joinder”), by and between Chevys and the Prior Agent, Chevys joined the Credit Agreement and the Loan Documents and agreed to become a Borrower under the Credit

Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents applicable to it as a Borrower;

WHEREAS, pursuant to the Second Amendment and Consent, dated as of January 11, 2005 (the “Second Amendment”), by and among the Borrowers, the Lenders, and the Prior Agent, certain terms of the Credit Agreement were amended pursuant to the terms and conditions set forth in the Second Amendment;

WHEREAS, pursuant to the Third Amendment, dated as of January 5, 2006 (the “Third Amendment”), by and among the Borrowers, the Lenders, and the Prior Agent, certain terms of the Credit Agreement were amended pursuant to the terms and conditions set forth in the Third Amendment;

WHEREAS, Prior Agent and the Lenders under the Credit Agreement, as amended by the First Amendment, CKR Joinder, Chevys Joinder, Second Amendment and Third Amendment, assigned all of their rights and obligations under the Credit Agreement to BMO pursuant to an Assignment Arrangements Agreement of even date herewith and Prior Agent resigned as administrative agent, and BMO assumed its rights and obligations as administrative agent pursuant thereto; and

WHEREAS, the Borrowers have requested that the Lenders and the Agent agree, among other things, to amend certain of the terms of the Credit Agreement and certain other Loan Documents, and the Lenders and the Agent have, upon the terms and conditions set forth herein, agreed to the foregoing;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and the Loan Documents and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Definitions in Credit Agreement; etc.  Unless otherwise defined herein, terms defined in or by reference in the Credit Agreement (as from time to time amended) are used herein as therein defined.

§2.          Amendments.  Subject to the satisfaction of the conditions set forth in §5 hereof, the parties hereto hereby agree to the following amendments to the Credit Agreement:

§2.1.       Preamble.  The last sentence of the preamble to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The parties hereto hereby agree to amend the Credit Agreement to, among other things, provide a $15,000,000 revolving credit facility (with unlimited availability for letters of credit) and a $25,000,000 letter of credit facility.”

§2.2.       Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           The definition of “Affiliate” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Affiliate.  Any Person that would be considered to be an affiliate of any Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.”

(b)           The definition of “Agent’s Office” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Agent’s Office.  The Agent’s office located at 115 South LaSalle Street, Chicago, Illinois 60603, or at such other location as the Agent may designate from time to time.”

(c)           The definition of “Agent’s Special Counsel” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Agent’s Special Counsel.  Chapman and Cutler LLP or such other counsel as may be approved by the Agent.”

(d)           The definition of “Applicable Margin” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(e)           The definition of “Arranger” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(f)            The definition of “Balance Sheet Date” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Balance Sheet Date.  December 25, 2005.”

(g)           The definition of “Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Base Rate.  For any day, the greater of (i) the rate of interest announced or otherwise established by the Agent from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Agent’s best or lowest rate); and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.”

(h)           The definition of “BRS” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(i)            The definition of “BRS Affiliate” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(j)            The definition of “Business Day” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Business Day. Any day (excluding Saturday and Sunday) on which banking institutions in Chicago, Illinois are open for the transaction of banking business.”

(k)           The definition of “Cash Flow Ratio” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Flow Ratio.  As at the end of each fiscal quarter of the Borrowers, the ratio of (a) Consolidated Cash Flow for the last four fiscal quarters then ended and (b) Consolidated Financial Obligations for the Measurement Period then ending.”

(l)            The definition of “Change of Control” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Change of Control.  At any time, the occurrence of one or more of the following events:  (i) Sun Capital and the Sun Capital Affiliates shall collectively cease to have the power, directly or indirectly (including under any stockholders’ agreement) to elect a majority of the directors of the Parent or any Borrower, (ii) the replacement of a majority of the board of directors of the Parent or any Borrower over a two-year period from the directors who constituted the board of directors of the Parent or such Borrower, as applicable, at the beginning of such period, and such replacement shall not (1) have been approved by a vote of at least a majority of the board of directors of the Parent or such Borrower, as applicable, then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved, or (2) have been elected or nominated for election by Sun Capital or a Sun Capital Affiliate, (iii) the Parent shall at any time fail to own, directly or indirectly, 100% of each class of issued and outstanding Voting Stock and economic interests of Real Mex free and clear of all Liens, (iv) Sun Capital and the other Sun Capital Affiliates shall collectively cease to own, directly or indirectly, at least 54% of the Voting Stock and economic interests of the Parent or any Borrower, (v) the Permitted Holders shall collectively cease to own, directly or indirectly, at least 60% of the Voting Stock and economic interests of the Parent or any Borrower, (vi) any “Change of Control” under the Senior Secured Debt Documents, (vii) any “Change of Control” under (and as defined in) the Unsecured Term Loan Documents, or

(viii) any “Change of Control” under (and as defined in) the Parent Debt Documents.”

(m)          The definition of “Commitment Fee Rate” is hereby deleted in its entirety.

(n)           The definition of “Consolidated Cash Interest Expense” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Cash Interest Expense.  For any period, the aggregate portion of Consolidated Total Interest Expense required to be paid in cash by any Borrower or any of its Subsidiaries during such period.”

(o)           The definition of “Consolidated EBITDA” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA.  For any period, the sum of (a) the Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such period, plus (b) to the extent not otherwise included in the calculation of Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries, income of a Person in which any Borrower holds a minority equity interest to the extent such income is properly attributable to such minority interest held by such Borrower and such income has been distributed to such Borrower in cash, plus (c) Consolidated Total Interest Expense for such period, plus (d) to the extent deducted in the calculation of Consolidated Pre-Tax Income, Consolidated Restaurant Pre-Opening Costs and depreciation and amortization expenses of the Borrowers and their Subsidiaries for such period, plus (e) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, other non-cash charges (including non-cash extraordinary losses) of the Borrowers and their Subsidiaries for such period, plus (f) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, Transaction Costs in an aggregate amount not to exceed $8,000,000, plus (g) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, payments to restricted stockholders of Real Mex pursuant to the Merger Agreement in an aggregate amount not to exceed $2,400,000, plus (h) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, any fees and expenses paid pursuant to the Management Services Agreement, plus (i) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, non-recurring expenses incurred in connection with (x) certain class action lawsuits set forth on Schedule 8.7 hereto, (y) any litigation claims consolidated with any of the litigation matters set forth on Schedule 8.7 hereto and (z) any claims alleged against the Borrowers and/or their Subsidiaries that are asserted which arise in whole or in part from the conduct or alleged conduct of business or any other action allegedly taken or omitted to be taken by the Borrowers or any of their Subsidiaries prior to the consummation of the Merger and that assert substantially the same or substantially similar legal theories as those relating to the litigation described above (collectively, the “Existing Litigation”) up to $8,500,000 in the aggregate, plus (j) to the extent deducted in the calculation of Consolidated Pre-

Tax Income and without duplication, option payments pursuant to the Merger Agreement in an aggregate amount not to exceed $6,000,000, minus (k) to the extent included in the calculation of Consolidated Pre-Tax Income, extraordinary non-recurring gains, including without limitation, gains from asset dispositions.”

(p)           The definition of “Consolidated Financial Obligations” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Financial Obligations.  For any period, the sum of (a) all scheduled payments of principal on Indebtedness of the Borrowers and their Subsidiaries, including Capitalized Leases and including Synthetic Leases during such period (but not including Consolidated Rental Expense), plus (b) Consolidated Cash Interest Expense.  Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.  Notwithstanding the foregoing, the parties agree that for any Measurement Period ending after the Fourth Amendment Closing Date, Consolidated Financial Obligations shall be determined by annualizing the actual Consolidated Financial Obligations of the Borrowers and their Subsidiaries for such Measurement Period by multiplying such amount by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the first day of such Measurement Period to the last day of such Measurement Period.”

(q)           The definition of “Equity Documents” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Equity Documents. Collectively, (a) the Stockholders Agreement, (b) the Subscription Agreement, (c) the Contribution Agreement, and (d) the Registration Rights Agreement.

(r)            The definition of “Fee Letter” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(s)           The definition of “Furman Selz” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(t)            The definition of “Furman Selz Affiliate” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(u)           The definition of “Indebtedness” set forth in §1.1 of the Credit Agreement is hereby amended and restated by deleting the last sentence of such definition in its entirety and substituting in lieu thereof the following sentence: “The obligation of such Person to pay current year insurance premiums in an amount not to exceed $3,500,000 shall be excluded from Indebtedness.”

(v)           The definition of “Interest Payment Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Interest Payment Date.  The last day of each calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date.”

(w)          The definition of “Letter of Credit Facility” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Facility.  The letter of credit facility established pursuant to this Credit Agreement in an aggregate amount of $25,000,000.”

(x)            The definition of “Loan Document” set forth in Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the reference to “the Fee Letter,”.

(y)           The definition of “Management Agreement” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Management Agreement.  The Management Services Agreement, dated as of August 21, 2006, by and between Real Mex and Sun Capital Partners Management IV, LLC.”

(z)            The definition of “Maximum Drawing Amount” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maximum Drawing Amount.  The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letter of Credit; provided, however, that the Maximum Drawing Amount shall not include the amount of any Letter of Credit to the extent any such Letter of Credit has been cash collateralized in an amount not less than 105% of the aggregate amount that the beneficiary may at any time draw under such Letter of Credit.”

(aa)         The definition of “Measurement Period” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Measurement Period.  The period of one (1) fiscal quarter ending September 30, 2006, the period of two (2) fiscal quarters ending December 31, 2006, the period of three (3) fiscal quarters ending March 31, 2007, and each period of four (4) consecutive fiscal quarters ending thereafter.”

(bb)         The definition of “Minimum Liquidity” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(cc)         The definition of “Northridge LC” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(dd)         The definition of “Perfection Certificate” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Perfection Certificate.  The Perfection Certificate dated as of the Fourth Amendment Closing Date delivered by each of the Borrowers to the Agent on the Fourth Amendment Closing Date.”

(ee)         The definition of “Preferred Stock” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety.

(ff)           The definition of “Registration Rights Agreement” set forth in  §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Registration Rights Agreement.  The Registration Rights Agreement, dated as of August 21, 2006, by and among the Parent, Sun Cantinas, and the other parties thereto.”

(gg)         The definition of “Restricted Payments” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Restricted Payments.  In relation to the Borrowers, any (a) Distribution, (b) payment by any of the Borrowers to Sun Capital or any Sun Capital Affiliate other than payments to any Sun Capital Affiliate for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions, (c) payment in respect of or purchase of the Senior Secured Debt, or (d) payment in respect of or purchase of the Unsecured Term Loan.”

(hh)         The definition of “Revolving Credit Loan Maturity Date” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Loan Maturity Date.  The earliest to occur of (a) October 5, 2008, (b) the payment or defeasance in full of the Senior Secured Debt, (c) the payment in full in cash of the Unsecured Term Loan or (d) the date upon which interest on the Permitted Parent Debt is required to be paid in cash pursuant to the terms thereof.”

(ii)           The definition of “Security Documents” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Security Documents.  The Intercreditor Agreement, the Parent Guaranty, the Security Agreement, the Mortgages, the Trademark Security Agreement, the Stock Pledge Agreements, the Assignment and Agency Account Agreement, the Agency Account Agreements and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document, in each case, as amended, restated, supplemented or otherwise modified from time to time.”

(jj)           The definition of “Shareholders Agreement” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Stockholders Agreement.  The Stockholders Agreement, dated as of August 21, 2006, by and among Sun Cantinas, the Parent, and the other stockholders party thereto.

(kk)         The definition of “Stock Pledge Agreement” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Stock Pledge Agreements.  (i) The Stock Pledge Agreement, amended and restated as of the Closing Date, among certain of the Borrowers and the Agent and (ii) the Membership Interest Pledge Agreement, dated as of December 20, 2004, by and between CKR Acquisition Corp. and the Agent.”

(ll)           The definition of “Total Revolving Credit Commitment” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time.  On the Fourth Amendment Closing Date, the Total Revolving Credit Commitment shall include the $15,000,000 revolving credit loan commitment (with unlimited availability for letters of credit) and the $25,000,000 letter of credit commitment.”

(mm)       The definition of “Unsecured Term Loan Maturity Date” set forth in §1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unsecured Term Loan Maturity Date.  October 5, 2010.”

(nn)         The following new definitions are hereby added to the Credit Agreement in alphabetical order:

“Bank of America Letter of Credit.  That certain letter of credit   issued by the Agent in favor of Bank of America, N.A. in the initial aggregate face amount of $24,877,709.85 with an expiry date of December 4, 2007 to backstop Bank of America’s obligations under, and arising in connection with, certain letters of credit issued by Bank of America, N.A. on the Borrowers’ behalf prior to the Fourth Amendment Effective Date.”

“BMO.  Bank of Montreal.”

“Co-Investors.  H.I.G. Sun Partners, Inc., Kevin Genda, certain members of management of the Parent, Real Mex, the Subsidiaries of Real Mex, and any of their Control Investment Affiliates.”

“Commitment Fee Rate.  The Applicable Margin for commitment fees set forth in the definition of Applicable Margin.”

“Contribution Agreement.  The Contribution Agreement, dated as of September 11, 2006, by and between Sun Cantinas and the Parent.”

“Control Investment Affiliates.  As to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or any Person controlling such Person primarily for the purpose of making equity or debt investments in one or more companies.  For the purpose of this definition “control” of a Person means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.”

“Credit Suisse.  Credit Suisse in its capacity as administrative agent under the Parent Debt Documents or in its capacity as purchaser of the Notes (as defined in the Indenture).”

“Escrow Agreement.  The Escrow Agreement, dated as of August 21, 2006, by and among J.P. Morgan Trust Company, National Association, as Escrow Agent thereunder, Real Mex, Parent and Sellers.”

“Fourth Amendment Closing Date.  October 5, 2006.”

“Guarantor.  Sun Capital Partners IV, LP.”

“Merger.  The consummation of the merger of RM Integrated with and into Real Mex pursuant to the Merger Documents.”

“Merger Documents.  (i) The Agreement and Plan of Merger, dated August 17, 2006 (the “Merger Agreement”), by and among Real Mex, the Parent, RM Integrated, Inc., and joined by Bruckman, Rosser, Sherrill & Co., Inc., as representative for the Sellers solely for the purposes of Sections 2.10 and 9.1 thereof; (ii) the Certificate of Merger (as defined in the Merger Agreement); and (iii) all other agreements and documents entered into in connection with the Merger and the other transactions contemplated thereby, in each case as amended and in effect from time to time.”

“Parent.  RM Restaurant Holding Corp., a Delaware corporation.”

“Parent Debt.  Unsecured Indebtedness of the Parent in an aggregate principal amount not to exceed $115,000,000 evidenced by the Parent Debt Documents.”

“Parent Debt Documents.  The Credit Agreement, dated as of the Fourth Amendment Closing Date, among Parent, Credit Suisse and the lenders referred to therein pursuant to which up to $115,000,000 aggregate principal amount of Parent Debt has been issued to the Parent and each of the notes and other documents delivered pursuant thereto, in each case, as amended in accordance with this Credit Agreement and in effect from time to time.”

“Parent Guaranty.  The Guaranty, dated as of the Fourth Amendment Closing Date, by the Parent, in form and substance satisfactory to the Agent.

“Permitted Holder Affiliate”  With respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.  For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Permitted Holders.  Collectively, (a) Sun Capital and the other Sun Capital Affiliates, (b) the Co-Investors, and (c) any Related Parties of (i) the Sun Capital Affiliates or (ii) the Co-Investors.”

“Permitted Parent Debt.  Collectively, (a) the Parent Debt and (b) any other Indebtedness at any time incurred by Parent in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding, provided that, in the case of any Indebtedness referred to in clause (b) of this definition, (i) 100% of the proceeds of such Indebtedness are contributed by the Parent in cash to Real Mex as common equity, (ii) such Indebtedness is unsecured and not guaranteed by any Borrower or any Subsidiary of a Borrower, (iii) such Indebtedness is not exchangeable or convertible into any Indebtedness of the Parent or any of its Subsidiaries (other than Indebtedness permitted under this clause (b)), (iv) such Indebtedness is subordinated to the Indebtedness incurred by Parent under the Parent Debt Documents on terms satisfactory to the Majority Lenders, (v) interest on such Indebtedness shall be payable only in kind, (vi) such Indebtedness does not mature, and is not subject to mandatory repurchase, redemption or amortization, in each case prior to the maturity date of the Parent Debt, and (vii) to the extent such Indebtedness contains covenants and events of default, such covenants and events of default shall be determined by the Agent to be no more restrictive, when taken as a whole, than the covenants and events of default in the Parent Debt Documents.”

“Related Parties.  With respect to any Permitted Holder, the Permitted Holder Affiliates of such Permitted Holder and the members, partners, directors, officers, employees, agents, trustees and advisors of such Permitted Holder and of the Permitted Holder Affiliates of such Permitted Holder.”

“RM Integrated.  RM Integrated, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.”

“Sellers.  The Former Securities Holders (as defined in the Merger Agreement).”

“Subscription Agreement.  The Subscription Agreement, dated as of August 16, 2006, by and between Sun Cantinas and the Parent.”

“Sun Cantinas”  Sun Cantinas, LLC, a Delaware limited liability company.”

“Sun Capital.  Sun Capital Partners Group IV, Inc.”

“Sun Capital Guaranty.  The Guaranty Agreement made by the Guarantor in favor of the Agent for the benefit of the Lenders, guaranteeing all present and future Obligations of the Borrowers.”

“Sun Capital Affiliates.  Sun Capital and any of its Control Investment Affiliates.”

“Tender Offer.  The offer to purchase the Notes (as defined in the Indenture), made by Real Mex on September 19, 2006, upon the terms and conditions set forth in the Tender Offer Documents.”

“Tender Offer Documents.  The Notice of Change of Control and Offer to Purchase for Cash Any and All Outstanding 10% Senior Secured Notes due 2010, each dated September 19, 2006.”

“Transaction Costs.  Fees and expenses incurred by the Parent and/or Borrowers in connection with the Merger and related financing transactions.”

“Ventura Property.  That certain real property owned by ETRI and located at 770 Seaward Avenue, Ventura, California 93001.”

(oo)         Each reference in the Credit Agreement to “Fleet” is hereby deleted and replaced with a reference to “BMO”.

§2.3.       Commitment Fee.  The Credit Agreement is hereby further amended by deleting Section 2.2 in its entirety and substituting in lieu thereof the following: “Intentionally Omitted.”

§2.4.       Commitment to Issue Letters of Credit.  The Credit Agreement is hereby further amended by deleting clause (a) of §2.5 in its entirety and substituting in lieu thereof the following:

“Each Revolving Credit Loan shall bear interest for the period commencing on the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at an annual rate equal to the Base Rate.”

§2.5.       The Credit Agreement is hereby further amended by deleting clause (b) of Section 2.5 thereof in its entirety and substituting in lieu thereof the following:

“Notwithstanding anything to the contrary set forth in this Credit Agreement or any other Loan Document, all Revolving Credit Loans shall at all times bear interest at the Base Rate.”

§2.6.       The Credit Agreement is hereby further amended by (x) replacing each reference to “1:00 p.m. (Boston time)” in Section 2.6 thereof with a reference to “12:00 p.m. (Chicago time)” and (y) replacing the reference to “$500,000” in Section 2.6 thereof with a reference to “$100,000”.

§2.7.       The Credit Agreement is hereby further amended by replacing the reference to “2:00 p.m. (Boston time)” in section 2.8.1 thereof with a reference to “1:00 p.m. (Chicago time)”.

§2.8.       The Credit Agreement is hereby further amended by replacing the reference to “$30,000,000” in Section 5.1.1 with a reference to “$40,000,000” and by adding the following to the end of Section 5.1.1:

“For the avoidance of doubt, the Bank of America Letter of Credit is a Letter of Credit issued pursuant to the terms of this Credit Agreement, including, without limitation, Section 5 hereof.”

§2.9.       The Credit Agreement is hereby further amended by replacing the reference to “forty-five (45) days” appearing in clause b(ii) of Section 5.1.3 thereof with a reference to “thirty (30) days”.

§2.10.     The Credit Agreement is hereby further amended by adding the following new Section 5.1.6:

“Section 5.1.6.  Cash Collateral Demand.  At any time during the term of this Credit Agreement, the Agent may   require that the Borrowers deliver to the Agent on demand, and the Borrowers hereby agree to deliver to the Agent at any such time, cash   collateral to secure the Maximum Drawing Amount or Unpaid Reimbursement Obligation with respect to any Letter of Credit in an   amount not less than 105% of the amount of the Maximum Drawing Amount   and Unpaid Reimbursement Obligations under any Letter of Credit outstanding at such time.”

§2.11.     The Credit Agreement is hereby further amended by amending and restating Section 5.6 in its entirety as follows:

“With respect to each Letter of Credit issued hereunder, the Borrowers shall pay to the Agent a fee (the “Letter of Credit Fee”) for each Letter of Credit issued or renewed by the Agent at a rate per annum as set forth in the Letter of Credit Application therefor (calculated on the basis of a 360 day year for the actual number of days elapsed.)”

§2.12.     The Credit Agreement is hereby further amended by amending and restating Section 6.1 in its entirety as follows:

“Section 6.1.  Fees.  The Borrowers jointly and severally agree to pay the Agent a fully earned and non-refundable closing fee of $60,000.00 due and payable on the Fourth Amendment Closing Date.”

§2.13.     The Credit Agreement is hereby further amended by replacing (x) the reference to “Boston, Massachusetts” in Section 6.2.1 with a reference to “Chicago, Illinois” and (y) the reference to “1:00 p.m. (Boston time)” with a reference to “12:00 p.m. (Chicago time)”.

§2.14.     The Credit Agreement is further amended by deleting the clause “plus the Applicable Margin for Base Rate Loans then in effect with respect to Revolving Credit Loans” from each of Sections 6.10.1, 6.10.2 and 6.10.3.

§2.15.     Guaranty; Collateral Security; Collateral Notes.  The Credit Agreement is hereby further amended by (a) deleting the heading of §7 of the Credit Agreement in its entirety and substituting in lieu thereof the following: “GUARANTY; COLLATERAL SECURITY; COLLATERAL NOTES”, (b) deleting the heading of §7.1 of the Credit Agreement in its entirety and substituting in lieu thereof the following: “Guaranty; Security of Borrowers” and (c) amending §7.1 of the Credit Agreement by inserting the following new sentence before the existing first sentence thereof: “The Obligations shall be guaranteed by the Parent pursuant to the terms of the Parent Guaranty and by the Guarantor pursuant to the Sun Capital Guaranty.  The Borrowers  hereby acknowledge and agree that the Sun Capital Guaranty is a material inducement to the Lenders’ extension of credit hereunder.

§2.16.     Pro Forma Balance Sheet and Projections.  The Credit Agreement is hereby further amended by (x) deleting the first two sentences of §8.4.3 in their entirety and substituting in lieu thereof the following:  “The Borrowers have delivered to the Agent a consolidated pro forma balance sheet as of August 20, 2006 (the “Pro Forma Balance Sheet”), together with the projections of the annual operating budgets of the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2006 to 2009 fiscal years, copies of which have been delivered to each Lender (collectively with the Pro Forma Balance Sheet, the “Projections”), which Projections were prepared in good faith based upon assumptions believed to be reasonable at the time made and as of the Fourth Amendment Closing Date (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material) and (y) amending and restating the third sentence of §8.4.3 in its entirety and substituting in lieu thereof the following:  “As of the Fourth Amendment Closing Date, to the knowledge of any of the Borrowers or their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in the Projections.”

§2.17.     No Material Changes.  The Credit Agreement is hereby further amended by deleting the first sentence of subsection (a) of §8.5 in its entirety and substituting in lieu thereof the following:  “From the Balance Sheet Date through the Closing Date, there has occurred no materially adverse change in the financial condition or business of the

Borrowers as shown on or reflected in the balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than (i) the Merger, (ii) a Restricted Payment in the amount of $10,000,000 occurring on August 24, 2006 and (iii) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers.”

§2.18.     Parent Debt Documents.  The Credit Agreement is hereby further amended by deleting the heading located at §8.19 and substituting in lieu thereof the following heading:  “Senior Secured Debt Documents; Equity Documents; Unsecured Term Loan Documents, and Parent Debt Documents”, and by amending  and restating subsections (b), (c) and (d) of such §8.19 in their entirety as follows:

“(b)         On or prior to the Fourth Amendment Closing Date, the Borrowers have furnished to the Agent true, complete and correct copies of the Equity Documents (including schedules, exhibits and annexes thereto).  As of the Fourth Amendment Closing Date, the Equity Documents have not been amended, supplemented, or modified (other than the amendments, if any, delivered to the Agent on or prior to the Fourth Amendment Closing Date and consented to or approved on or prior to the Fourth Amendment Closing Date by the Agent or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.  As of the Fourth Amendment Closing Date, the representations and warranties of the Borrowers and their Affiliates contained in the Equity Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect and the Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the Fourth Amendment Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the Borrowers under or in respect of the Equity Documents, all of which are expressly hereby reserved.

(c)           On or prior to the Fourth Amendment Closing Date, the Borrowers have furnished to the Agent true, complete and correct copies of the Unsecured Term Loan Documents (including schedules, exhibits and annexes thereto).  As of the Fourth Amendment Closing Date, the Unsecured Term Loan Documents have not been amended, supplemented, or modified (other than the amendments, if any, delivered to the Agent on or prior to the Fourth Amendment Closing Date and consented to or approved on or prior to the Fourth Amendment Closing Date by the Agent or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.  To the best knowledge of the Borrowers, as of the Fourth Amendment Closing Date, all of the representations and warranties contained in the Unsecured Term Loan Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect after giving effect to the transactions contemplated thereby, and the Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the Fourth Amendment Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the

Borrowers under or in respect of the Unsecured Term Loan Documents, all of which are expressly hereby reserved.

(d)           On or prior to the Fourth Amendment Closing Date, the Borrowers have furnished to the Agent true, complete and correct copies of the Parent Debt Documents (including schedules, exhibits and annexes thereto).  As of the Fourth Amendment Closing Date, the Parent Debt Documents have not been amended, supplemented, or modified (other than the amendments, if any, delivered to the Agent on or prior to the Fourth Amendment Closing Date and consented to or approved on or prior to the Fourth Amendment Closing Date by the Agent or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.”

§2.19.     Notices of Default.  The Credit Agreement is hereby further amended by deleting the words “and including obligations with respect to the Preferred Stock” from §9.5.1 thereof.

§2.20.     Notification of Claim against Collateral.  The Credit Agreement is hereby further amended by deleting the figure “$250,000” set forth in §9.5.3 thereof and substituting in lieu therefor the figure “$500,000”.

§2.21.     Conduct of Business; Stores.  The Credit Agreement is hereby further amended by deleting (a) the parenthetical “(other than Real Mex)” set forth in §9.15 thereof and (b) the last sentence of such §9.15.

§2.22.     Bank Accounts.  The Credit Agreement is hereby amended by deleting each reference to “Closing Date” set forth in §9.17 and substituting in lieu thereof the words: “Fourth Amendment Closing Date”.

§2.23.     Fourth Amendment Post-Closing Covenants.  The Credit Agreement is hereby amended by adding the following as a new §9.20 of the Credit Agreement:

“9.20.     Fourth Amendment Post-Closing Covenants.

(a)           On or prior to the date which is thirty (30) days after the Fourth Amendment Closing Date, at the Agent’s request, the Borrowers will deliver date down endorsements to the Title Policies with respect to all of the real estate subject to the amendments to the Mortgages delivered pursuant to the Fourth Amendment, together with amendments to UCC-1 fixture filings and all other documents and certificates with respect to such real estate as reasonably requested by the Agent, in each case, in form and substance satisfactory to the Agent.

(b)           On or prior to the date which is forty-five (45) days after the Fourth Amendment Closing Date, the Borrowers will, in each case, at the Agent’s request, (i) deliver evidence of the release and termination of any security interest in or other Lien (other than Permitted Liens) on any Collateral (including, without limitation, assignments of or security interests in any intellectual property of any Borrower of record with the United States Patent & Trademark Office), in each case, in form and substance satisfactory to the Agent and (ii) execute such supplements or other documents as the Agent may reasonably request in connection with the perfection of the Agent’s Lien on the trademarks of the Borrowers.

§2.24.     Restrictions on Indebtedness.  The Credit Agreement is hereby further amended by amending and restating subsection (k) of §10.1 in its entirety to read as follows:

“(k)         Indebtedness in an original principal amount not in excess of    $65,000,000 evidenced by the Unsecured Term Loan Documents.”

§2.25.     Restrictions on Liens.  The Credit Agreement is hereby further amended by inserting a closed parenthetical in subsection (k) of §10.2 after the phrase “in effect on the Closing Date” set forth therein.

§2.26.     Restricted Payments.  The Credit Agreement is hereby further amended by amending and restating subsection (d) of §10.4 in its entirety to read as follows:

“(d)         (i) reasonable expenses (other than fees and expenses of outside counsel) of Sun Capital or the other Sun Capital Affiliates (including reasonable travel expense and outside director fees) in an aggregate amount not to exceed $150,000 in any fiscal year, (ii) so long as no Default or Event of Default is continuing, management fees payable to Sun Capital or any other Sun Capital Affiliate in accordance with the Management Agreement, in an aggregate amount not to exceed the greater of (x) one percent (1%) of Consolidated EBITDA in any fiscal year and (y) $500,000, and otherwise in accordance with §10.10 and (iii) reasonable legal fees and expenses of the Parent (other than legal fees and expenses and fees and expenses of auditors and accountants incurred in connection with any litigation relating to or defaults under either this Credit Agreement or the Parent Debt Documents) in an aggregate amount not to exceed $500,000;”

§10.4 is hereby further amended by deleting the words “Second Amendment Closing Date” set forth in sub-clause (iii) of subsection (e) of such §10.4 in its entirety and substituting in lieu thereof the following words: “Fourth Amendment Closing Date”.

§10.4 is hereby further amended by adding the following new subsection (f) to §10.4:

“(f)          amounts payable by the Borrowers or their Subsidiaries to the Sellers arising under the Merger Agreement in respect of (x) the Post-Closing Ventura Sale Proceeds (as defined in the Merger Agreement) pursuant to Section 5.13 of the Merger Agreement in an amount not to exceed $5,000,000 less any amount withheld pursuant to the Merger Agreement, (y) the amount of any Tax Benefit (as defined in the Merger Agreement) pursuant to Section 5.12 of the Merger Agreement in an amount not to exceed $4,000,000 and (z) the amount of any Actual Adjustment (as defined in the Merger Agreement) (if such amount is a positive number) pursuant to Section 2.10(e)(i) of the Merger Agreement in an amount not to exceed $5,000,000 (exclusive of the Purchase Price Escrow Funds (as defined in the Merger Agreement)); and”

§10.4 is hereby further amended by adding the following new subsection (g) to §10.4:

“(g)         Restricted Payments consisting of the release to Sellers of all or any portion of the Purchase Price Escrow Funds (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement and the Escrow Agreement.”

§2.27.     Dispositions of Assets.  The Credit Agreement is hereby further amended by deleting the first sentence set forth in §10.5.2 and substituting in lieu thereof the following sentence: “None of the Borrowers will, and none will permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of any assets, other than (a) the sale of inventory and the disposition of obsolete assets, in each case, in the ordinary course of business consistent with past practices, (b) Sale-Leaseback transactions permitted pursuant to §10.6, (c) the sale of up to five (5) Unprofitable Stores in any year and (d) the sale of the Ventura Property.”

§2.28.     Unsecured Term Loan Documents.  The Credit Agreement is hereby further amended by deleting §10.15 in its entirety and substituting in lieu thereof the following new §10.15:

“10.15.   Unsecured Term Loan Documents. “None of the Borrowers will, and none will permit any of its Subsidiaries to, materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Unsecured Term Loan Documents without the prior written consent of the Agent, if the effect of such amendment, supplement or other modification or waiver is to increase the interest rate payable on the relevant Indebtedness thereunder or increase the cash portion of any interest required to be paid thereon, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, increase the obligations of the obligor or obligors thereunder or confer any additional rights on the holders of the relevant Indebtedness thereunder which would be adverse to the Borrowers or any of their Subsidiaries, the Agent or the Lenders.”

§2.29.     Chevys Acquisition Documents.  The Credit Agreement is hereby further amended by deleting §10.16 in its entirety and substituting in lieu thereof the words:  “[Intentionally Omitted]”.

§2.30.     Leverage Ratio.  The Credit Agreement is hereby further amended by deleting the table set forth in §11.1 and substituting in lieu thereof the following table:

Period (inclusive of end dates)	Ratio

January 1, 2006 - December 31, 2007	3.85 to 1.00
January 1, 2008 and thereafter	3.55 to 1.00

§2.31.     Adjusted Leverage Ratio.  The Credit Agreement is hereby further amended by deleting the table set forth in §11.2 and substituting in lieu thereof the following table:

Period (inclusive of end dates)	Ratio

January 1, 2006 - December 31, 2007	5.95 to 1.00
January 1, 2008 and thereafter	5.75 to 1.00

§2.32.     Cash Flow Ratio.  The Credit Agreement is hereby further amended by deleting the table set forth in §11.3 and substituting in lieu thereof the following table:

Period (inclusive of end dates)	Ratio

January 1, 2006 and thereafter	1.70 to 1.00

§2.33.     Capital Expenditures.  The Credit Agreement is hereby further amended by deleting §11.4 in its entirety and substituting in lieu thereof the following new §11.4:

“11.4      Capital Expenditures.  The Borrowers will not make, and will not permit any of their Subsidiaries to make, any Capital Expenditures in excess of $40,000,000 per annum; provided, however, that if Consolidated EBITDA for any fiscal year (each a “Test Year”) is equal to or greater than $70,000,000, the Borrowers and their Subsidiaries shall be permitted to make Capital Expenditures during the fiscal year immediately following such Test Year in an aggregate amount not to exceed 60% of Consolidated EBITDA for such Test Year.  The Borrowers will not enter into any new lease obligations (other than renewals of existing leases in the ordinary course of business) unless the Leverage Ratio for the most recent reporting period, as set forth in the most recent Compliance Certificate delivered pursuant to §9.4(e) hereof, is equal to or less than the ratio set forth opposite such period as set forth in the table below:

Period (inclusive of end dates)	Ratio

January 1, 2006 - December 31, 2007	3.60 to 1.00
January 1, 2008 and thereafter	3.40 to 1.00

§2.34.     Minimum Liquidity.  The Credit Agreement is hereby further amended by deleting §11.5 in its entirety and substituting in lieu thereof the words:  “[Intentionally Omitted]”.

§2.35.     Events of Default.

Section 14.1 of the Credit Agreement is hereby amended by deleting §14.1(g) in its entirety and substituting the following in lieu thereof:

“(g) (i) the Guarantor or (ii) the Parent, any Borrower or any of their respective Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against (i) the Guarantor or (ii) the Parent, any Borrower or any of their respective Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;”

Section 14.1 of the Credit Agreement is hereby further amended by deleting §14.1(h) in its entirety and substituting the following in lieu thereof:

“(h)       a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating (i) the Guarantor or (ii) the Parent, any Borrower or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of (i) the Guarantor or (ii) the Parent, any Borrower or any of their respective Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;”

Section 14.1 of the Credit Agreement is hereby further amended by deleting the words “issued in connection with the Preferred Stock” in their entirety from subsection (j) thereof.

Section 14.1 of the Credit Agreement is hereby further amended by deleting the word “or” at the end of §14.1(q) thereof, inserting a semicolon (“;”) at the end of

§14.1(r) thereof and inserting the following as new subsections (s), (t), (u), (v), (w), and (y) of such §14.1:

“(s)    (i) any default or event of default shall occur under the Parent Debt Documents or under the terms of any other Permitted Parent Debt, (ii) the Parent shall incur any Indebtedness other than the Permitted Parent Debt, or (iii) the Parent, any Borrower or any of their Subsidiaries shall (A) materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Permitted Parent Debt or (B) refinance, refund, extend, renew or replace any of the Permitted Parent Debt, in each case, without the prior written consent of the Agent, if the effect of such amendment, supplement or other modification or waiver or such refinancing, refunding, extension, renewal or replacement is to (u) increase the interest rate payable on the relevant Indebtedness thereunder, (v) increase the cash portion of any interest required to be paid thereon, (w) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (x) increase the obligations of the obligor or obligors thereunder, (y) increase the principal amount of such Indebtedness in excess of the amounts contemplated by the definitions of “Parent Debt” or “Permitted Parent Debt” plus the amount of any accrued and unpaid interest thereon, or (z) confer any additional rights on the holders of the relevant Indebtedness thereunder which would be adverse to the Borrowers or any of the their Subsidiaries, the Agent or the Lenders;”

“(t)    the Parent shall engage is any business activities or has any other assets other than (i) its ownership of 100% of the capital stock and economic interest of Real Mex, (ii) performing its obligations and activities incidental thereto under the Loan Documents and under the terms and conditions of the Permitted Parent Debt, and (iii) making or receiving Restricted Payments to the extent permitted by this Credit Agreement;”

“(u)    the Parent shall (i) consolidate with or merge with or into, or convey, transfer or lease all or substantially all assets to, any Person, (ii) sell or otherwise dispose of any capital stock of Real Mex, (iii) create or acquire any Subsidiary or make or own any Investment in any Person other than Real Mex, or (iv) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons;”

“(v)    the Guarantor shall fail to perform any term, covenant or agreement contained in the Parent Guaranty or the Guarantor shall fail to perform any term, covenant, or agreement contained in the Sun Capital Guaranty;”

“(w)    the Company is required to purchase any of the Notes (as defined in the Indenture) tendered pursuant to the Tender Offer and is unable to either (i) arrange for all such Notes to be purchased by a Person other than Parent, any Borrower or any of their respective Subsidiaries or (ii) obtain financing for its purchase of all such tendered Notes on the same terms as the existing Senior Secured Debt Documents, in each case prior to or on the date such purchase is required to be made; or”

“(y) the Sun Capital Guaranty shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void or the Guarantor takes any action for the purpose of terminating, repudiating or rescinding the Sun Capital Guaranty or any of its obligations thereunder.”

§2.36.     The Credit Agreement is hereby further amended by inserting the following to the end of Section 16.9 of the Credit Agreement:

“Notwithstanding anything to the contrary set forth herein, BMO, in its capacity as Agent hereunder, is permitted at any time without prior notice to resign as Administrative Agent and to appoint Sun Capital or Guarantor as successor Administrative Agent and Collateral Agent without the prior consent of any Lender or the Borrowers.  Upon such appointment, BMO shall be discharged from its duties and obligations hereunder and under the other Loan Documents as administrative agent or collateral agent and the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of actions taken or omitted to be taken by it while it was acting as Agent.”

§2.37.     The Credit Agreement is hereby further amended by inserting the following to the end of Section 20.1 of the Credit Agreement:

“Notwithstanding anything to the contrary set forth herein, BMO, in its capacity as a Lender hereunder is permitted at any time to assign all of its rights, obligations and liabilities hereunder to Guarantor, Sun Capital or any Sun Capital Affiliate upon its execution and delivery to Guarantor, Sun Capital or any Sun Capital Affiliate of an Assignment and Acceptance Agreement, and any such assignment shall not in any case be subject to the existence or absence of any Default or Event of Default, the delivery of promissory notes, any minimum amount of the loans and commitments assigned, the payment of any assignment fee or any other costs and expenses or the prior consent of any Lender, the Borrowers, Sun Capital, Guarantor or the Administrative Agent.  Upon the delivery of such Assignment and Acceptance to Guarantor, Sun Capital or any Sun Capital Affiliate, BMO shall be discharged from its duties and obligations hereunder and under the other Loan Documents.”

§2.38.     The Credit Agreement is hereby further amended by deleting Section 20.7 in its entirety.

§2.39.     NOTICES.  Section 21 of the Credit Agreement is hereby amended by deleting subsection (a) in its entirety and substituting in lieu thereof the following:

(a)          if to the Borrowers, at 5660 Katella Avenue, Suite 100, Cypress, California, 90630, Attention: Chief Financial Officer, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, 10178-0060, Attention: Richard S. Petretti, Esq., or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice.”

Section 21 of the Credit Agreement is hereby further amended by deleting clause (b) in its entirety and substituting the following in lieu thereof:

“(b)         if to the Agent, at 115 West LaSalle Street, Chicago, Illinois, Attention: Client Services, Department 17 West, or such other address for notice as the Agent shall have last furnished to the Person giving such notice; and”

Section 21 of the Credit Agreement is hereby further amended by adding the following new subsection (d) to §21:

“(d)       if to the Parent, at 5660 Katella Avenue, Suite 100, Cypress, California, 90630, Attention: Steven L. Tanner, Chief Financial Officer, Anthony Polazzi, Vice President and Clarence E. Terry, Vice President, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, 10178-0060, Attention: Richard S. Petretti, Esq., or at such other address for notice as the Parent shall last have furnished in writing to the Person giving the notice.”

§2.40.     The Credit Agreement is hereby further amended by amending and restating Section 22 thereof in its entirety and substituting in lieu thereof the following:

“22. GOVERNING LAW.

THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN §21.  EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.”

§2.41.     Supplements to Schedules.  Schedules 1, 8.6.2, 8.7, 8.18, 8.22, 10.1 and 10.2 to the Credit Agreement are each hereby supplemented by Schedules 1, 8.6.2, 8.7, 8.18, 8.22, 10.1 and 10.2, attached hereto.

§3.          Representations and Warranties.  The Borrowers jointly and severally represent and warrant to the Lenders and the Agent on the date of this Fourth Amendment and on the Effective Date (as defined below) as follows:

§3.1.       Representations and Warranties in Credit Agreement.  The representations and warranties of the Borrowers contained in the Credit Agreement, each as amended by this Fourth Amendment, (a) were true and correct in all material respects when made, and (b) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

§3.2.       Representations and Warranties in Unsecured Term Loan Documents.  The representations and warranties of the Borrowers contained in the Unsecured Term Loan Documents (a) were true and correct in all material respects when made, and (b) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

§3.3.       Representations and Warranties in the Parent Debt Documents.  To the best of the Borrowers’ knowledge, the representations and warranties of the Parent contained in the Parent Debt Documents (a) were true and correct in all material respects when made, and (b) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

§3.4.       Authority, Etc.  The execution and delivery by the Borrowers of this Fourth Amendment and the performance by the Borrowers of all of their agreements and obligations under this Fourth Amendment and the Credit Agreement as amended hereby (a) are within the corporate authority of the Borrowers, (b) have been duly authorized by all necessary corporate proceedings by the Borrowers, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers, and (d) do not conflict with any provision of any corporate charter or by-laws of, or any agreement or other instrument binding upon, any of the Borrowers.

§3.5.       Enforceability of Obligations.  This Fourth Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Borrowers enforceable against each such Person in accordance with their respective terms.  Immediately prior to and immediately after and after giving effect to this Fourth Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

§4.          Affirmation of Borrowers.  The Borrowers hereby affirm their absolute and unconditional promise to pay to each Lender and the Agent all Obligations under the Notes, the Credit Agreement as amended hereby, the other Loan Documents, and all other related instruments or documents, at the times and in the amounts provided for therein.  The Borrowers confirm and agree that (a) the Obligations of the Borrowers to the Lenders and the Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (b) all references to the term “Credit Agreement” in the Security Documents shall hereafter refer to the Credit Agreement as amended hereby.

§5.          Amendment to Loan Documents.  The Loan Documents are hereby amended to:

(a)           replace all references to Fleet (as defined herein) appearing therein with references to BMO (as defined herein);

(b)           replace all references to the “Commonwealth of Massachusetts” as the governing law appearing therein with references to “State of Illinois”; and

(c)           replace all references to “Boston Time” appearing therein with references to “Chicago Time”.

§6.          Conditions to Effectiveness.  The consents, waivers and amendments set forth in §2 of this Fourth Amendment shall be effective on the first day (the “Effective Date”) upon which each of the following conditions precedent have been satisfied:

(a)           The Agent shall have received an original counterpart signature of (i) the Borrowers and the Lenders to this Fourth Amendment and (ii) the Parent to the Parent Guaranty;

(b)           The Agent shall have received an original signature of the Guarantor to the Sun Capital Guaranty and to the Side Letter by and between the Guarantor and the Agent with respect to monitoring responsibilities;

(c)           The Agent shall have received an amendment and restatement of the Unsecured Term Loan Documents, dated as of the Fourth Amendment Closing Date, evidencing an aggregate principal amount of Indebtedness incurred by the Borrowers thereunder of not more than $65,000,000 and such amendment shall have become effective in accordance with its terms;

(d)           The Agent shall have received evidence that all of the outstanding obligations of the Parent incurred under that certain Bank of Montreal Loan Authorization Agreement, dated as of August 21, 2006, between the Parent and the Bank of Montreal (as amended in accordance with the Loan Documents, the “Parent Bridge Financing”) concurrently with the Fourth Amendment Closing

Date have been repaid in full and the commitments under the Parent Bridge Financing have been terminated;

(e)           The Agent shall have received evidence that, (i) after giving effect to the transactions contemplated by this Fourth Amendment, (A) the pro forma Consolidated EBITDA for the last twelve months prior to the Fourth Amendment Closing Date shall be not less than $58,000,000, with such adjustments as shall be acceptable to the Agent and (B) the aggregate principal amount of Indebtedness (as defined in the Parent Debt Documents) of the Parent and its Subsidiaries including all committed amounts under the Credit Agreement is not in excess of $325,000,000, and (ii) the Agent shall have received evidence that on the Fourth Amendment Closing Date, (A) the Leverage Ratio is not greater than 3.25 to 1.00 and (B) the Adjusted Leverage Ratio is not greater than 5.25 to 1.00;

(f)            The Agent shall have received (x) a Loan Request and Direction to Pay Proceeds and (y) a Partnership Agreement to Obtain Credit and Other Financial Resources from the Guarantor;

(g)           The Borrowers shall have paid to the Agent a fully earned and non-refundable amendment fee in the amount of $60,000.00;

(h)           The Borrowers shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent’s Special Counsel in connection with the closing of this Fourth Amendment for which an invoice has been delivered;

(i)            The Agent shall have received a copy of an officers’ certificate addressed to the Trustee (as defined in the Indenture) and in accordance with Section 13.05 of the Indenture, duly executed by two duly authorized officers of each of the Borrowers, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of each of the Borrowers, and certifying that, (i) as of the Fourth Amendment Closing Date, after giving pro forma effect to the Indebtedness incurred pursuant to the transactions contemplated by this Fourth Amendment as if such Indebtedness had been incurred at the beginning of the four fiscal quarters most recently completed prior to the date of such incurrence for which internal financial statements are available, and to the pro forma application of the net proceeds of such Indebtedness, the Fixed Charge Coverage Ratio (as defined in the Intercreditor Agreement) for such four-quarter period is greater than 3.0 to 1.0 and (ii) at the time of the incurrence of such Indebtedness, such Indebtedness is permitted to be secured by Liens permitted by clause 19(a) of the definition of “Permitted Liens” set forth in the Indenture, and otherwise in form and substance satisfactory to the Agent;

(j)            All corporate action necessary for the valid execution, delivery and performance by (a) the Borrowers of this Fourth Amendment and each of the other Loan Documents required to be executed and delivered by the Borrowers pursuant to this Fourth Amendment and (b) the Parent of the Parent Guaranty and (c) the Guarantor of the Sun Capital Guaranty, in each case, shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent, including without limitation, a certificate from a duly authorized officer of such Person (i) certifying the charter documents or other incorporation documents and by-laws or partnership agreement and certificate of formation, as applicable, of such Person as true, correct and complete, (ii) attaching a copy, certified by a duly authorized officer of such Person to be true and complete on the Fourth Amendment Closing Date, of the resolutions of such Person authorizing, (A) in the case of the Borrowers, this Fourth Amendment and each of the other Loan Documents required to be executed and delivered by the Borrowers pursuant to this Fourth Amendment, (B) in the case of the Parent, the Parent Guaranty and (C) in the case of the Guarantor, the Sun Capital Guaranty and the Side Letter, and (iii) certifying the name and bearing a specimen signature of each individual who shall be authorized (A) to sign, in the name and on behalf of such Person, this Fourth Amendment and each of the other Loan Documents and other documents to which such Person is a party, (B) in the case of each Borrower, to make Revolving Credit Loan Requests and to apply for Letters of Credit, and (C) to give notices and to take other action on its behalf under the Loan Documents;

(k)           The Agent shall have received favorable legal opinions addressed to the Lenders and the Agent, dated as of the Fourth Amendment Closing Date, in form and substance reasonably satisfactory to the Agent from Morgan, Lewis & Bockius LLP, counsel to (i) each of the Borrowers and the Parent and (ii) the Guarantor;

(l)            Each of the Parent Debt Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect.  The Agent shall have received a fully executed copy, certified by a duly authorized officer on behalf of the Borrowers to be true, complete, and correct, of each of the Parent Debt Documents;

(m)          Each of the Equity Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect.  The Agent shall have received a fully executed copy, certified by a duly authorized officer on behalf of the Borrowers to be true, complete, and correct, of each of the Equity Documents requested by the Agent;

(n)           The capital structure of the (i) Parent and (ii) the Borrowers and their Subsidiaries shall be in form and substance satisfactory to the Agent,

including, without limitation, that Sun Capital shall have made a capital contribution to the Parent in an aggregate amount of not less than $81,500,000;

(o)           The Agent shall have received duly executed updated Perfection Certificates from each of the Borrowers;

(p)           The Agent shall have received (i) Notes, duly executed by each of the Borrowers, payable to each of the Lenders and (ii) at Agent’s request, a supplement to the Trademark Security Agreement in form and substance satisfactory to the Agent;

(q)           The Agent shall have received. at Agent’s request, duly executed amendments to the Mortgages in form and substance satisfactory to the Agent;

(r)            The Agent shall have received a duly executed Assignment Arrangements Agreement by and between the Borrowers, Prior Agent, Union Bank of California, N.A. and BMO, dated as of the date hereof;

(s)           The Agent shall have received a duly executed Application and Indemnity Agreement (Standby Letter of Credit) from the Borrowers, dated as of the date hereof; and

(t)            The satisfaction of such other conditions as may be required by the Agent based upon due diligence review of the Parent Debt Documents.

§7.          Miscellaneous Provisions.

§7.1.       No Other Changes.  Except as otherwise expressly provided by this Fourth Amendment, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders thereunder, shall remain unaltered.

§7.2.       Other Provisions. This Fourth Amendment is a Loan Document for all purposes of the Credit Agreement and each of the other Loan Documents.  This Fourth Amendment and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the State of Illinois.  This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Fourth Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

§7.3.       Further Assurances.  The Borrowers will cooperate with the Lenders and the Agent and provide and/or execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Fourth Amendment.

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IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment as a sealed instrument as of the date first set forth above.

REAL MEX RESTAURANTS, INC.
ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.

By:
Name:
Title:

CHEVYS RESTAURANTS, LLC

By:
Name:
Title:

[Signature Page to Fourth Amendment]

BANK OF MONTREAL, individually and as Agent

By:
Name:
Title: